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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 9, 1999 relating to the financial statements of Prime Response, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
December 9, 1999